UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 1, 2011

iGATE Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

000-21755	25-1802235
(Commission File Number)	(IRS Employer Identification No.)

6528 Kaiser Drive, Fremont, CA	94555
(Address of Principal Executive Offices)	(Zip Code)

(510) 896-3015

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 1, 2011, iGATE Technologies, Inc., a wholly-owned subsidiary of iGATE Corporation (“iGATE”), entered into employment contracts with Mr. Suresh Anantha Narayanan (“Sean Suresh Narayanan”) and Mr. Srinivas Rao Kandula and iGATE Global Solutions Limited (“iGS”), also a wholly-owned subsidiary of iGATE, entered into an employment contract with Mr. Sujit Sircar. As Mr. Sircar is an employee of iGS, his increased remuneration under his employment contract requires the approval of the shareholders of iGS.

The respective contracts specify the following annual base salary, effective January 1, 2011, and annual performance-based incentive maximum amounts for each executive:

Executive Officer	Annual Base Salary		Maximum Annual Performance- Based Incentive
Suresh Anantha Narayanan[1], Executive Vice President and Chief Delivery Officer	Rs.	9,100,000	Rs.	4,550,000

Srinivas Rao Kandula[2], Executive Vice President and Head - Human Resources	Rs.	8,000,000	Rs.	4,000,000

Sujit Sircar[2], Executive Vice President and Chief Financial Officer	Rs.	8,000,000	Rs.	4,000,000

(1)	Amounts shown for annual base salary and maximum annual performance-based incentive equal $204,871 and $102,435, respectively, based on an exchange rate as of July 1, 2011 of $1 U.S. Dollar = 44.4183 Indian Rupees.
(2)	Amounts shown for annual base salary and maximum annual performance-based incentive equal $180,106 and $90,053, respectively, based on an exchange rate as of July 1, 2011 of $1 U.S. Dollar = 44.4183 Indian Rupees.

The compensation payable to each executive will be reviewed annually based upon his performance. The executives are eligible to participate in the iGATE Corporation 2006 Stock Incentive Plan.

Either party may terminate employment at any time, without assigning any reason, by giving three months prior written notice or the employer may terminate employment, without assigning any reason, by providing the executive with three months gross salary, as then in effect, in lieu of the three month notice period. Upon termination of employment, each executive will be entitled to three months gross salary, as then in effect.

The executives will be subject to standard confidentiality agreements during and following their employment as well as customary non-competition and non-solicitation covenants, which will continue for a period of two years following the termination of their employment.

The employment contracts of Messrs. Narayanan, Kandula and Sircar supersede and replace their prior employment agreements.

The preceding description of the employment contracts is a summary of the material terms of such contracts, does not purport to be complete, and is qualified in its entirety by reference to the contracts, copies of which are being filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

10.1	Employment Contract, dated July 1, 2011, between Suresh Anantha Narayanan and iGATE Technologies, Inc.

10.2	Employment Contract, dated July 1, 2011, between Srinivas Rao Kandula and iGATE Technologies, Inc.

10.3	Employment Contract, dated July 1, 2011, between Sujit Sircar and iGATE Global Solutions Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iGATE CORPORATION

By:	/s/ Mukund Srinath
Name:	Mukund Srinath
Title:	Senior Vice President - Legal & Corporate Secretary

July 7, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Contract, dated July 1, 2011, between Suresh Anantha Narayanan and iGATE Technologies, Inc.

10.2	Employment Contract, dated July 1, 2011, between Srinivas Rao Kandula and iGATE Technologies, Inc.

10.3	Employment Contract, dated July 1, 2011, between Sujit Sircar and iGATE Global Solutions Limited.